Investor Update

Investor Update: April 25, 2023

This update provides JetBlue’s investor guidance for the second quarter ending June 30, 2023 and full year 2023.

Second Quarter and Full-Year 2023 Outlook	Estimated 2Q 2023	Estimated FY 2023
Capacity and Revenue
Available Seat Miles (ASMs) Year-Over-Year	4.5% – 7.5%	5.5% – 8.5%
Revenue Year-Over-Year	4.5% – 8.5%	High Single Digits to Low Double Digits
Expense
CASM Ex-Fuel[1] (Non-GAAP) Year-Over-Year	1.5% – 3.5%[2]	1.5% – 4.5%[2]
Operating Expenses Related to Other Non-Airline Businesses	~$17 million	$65 – $75 million
Estimated Fuel Price per Gallon, Net of Hedges[3]	$2.75 – $2.90[4]	$2.95 – $3.15
Interest Expense	$40 – $50 million	$200 – $210 million
Effective Tax Rate (Non-GAAP)	~28%	~29%
Share Count[5]	~333 million	~335 million
Adjusted Earnings per Share	$0.35 – $0.45	$0.70 – $1.00
Capital Expenditures	~$300 million	~$1.3 billion

1 CASM Ex-Fuel excludes fuel and related taxes, other non-airline operating expenses, and special items. With respect to JetBlue’s CASM Ex-Fuel and guidance, JetBlue is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control.
2 Includes the impact from the new Pilot Union agreement of approximately 3% points for the second quarter and full year 2023.
3 Includes fuel taxes.
4 JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its prompt quarter. As of April 14, 2023, the forward Brent crude per barrel price was $86 and the crack spread averaged $16 per barrel for the second quarter of 2023.

5 Average share count for the period. The number of shares used in JetBlue's actual earnings per share will likely be different than those stated above.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Fuel Hedges

As of April 25, 2023 JetBlue’s advanced fuel derivative contracts are as follows:

	Gallons	Estimated Percentage of Consumption	Price

2Q23	69 million	30.5%	•USGC Jet bull call spreads at an average strike price of $2.65/gal x $2.90/gal
3Q23	69 million	30.1%	•USGC Jet bull call spreads at an average strike price of $2.66/gal x $2.91/gal
4Q23	45 million	20.0%	•USGC Jet bull call spreads at an average strike price of $2.63/gal x $2.88/gal
FY23	203 million	22.6%	•USGC Jet bull call spreads at an average strike price of $2.66/gal x $2.91/gal

Order Book

As of March 31, 2023 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 87 Airbus A321 aircraft,15 Airbus A220 aircraft and 58 EMBRAER E190 aircraft, for a total of 290 aircraft. During the first quarter, JetBlue took delivery of 1 Airbus A321 LR aircraft and 1 Airbus A220 aircraft, and sold 2 EMBRAER E190 aircraft.

JetBlue’s aircraft delivery planning assumptions for the full-year 2023 as of March 31, 2023:

Year	A220	A321NEO	A321NEO LR	TOTAL
2023	11	4	4	19

JetBlue’s contractual aircraft return schedule for the full-year 2023 and 2024 as of March 31, 2023:

Year	A320	E190	TOTAL
2023	(4)	(6)	(10)
2024	(8)	(16)	(24)

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Forward Looking Statements

This Investor Update (or otherwise made by JetBlue or on JetBlue’s behalf) contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of lawsuits filed against us related to our Northeast Alliance with American Airlines Group Inc.; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit Airlines Inc. (“Spirit”) or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of Spirit following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforce, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity incidents; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with our reputation and brand; our significant fixed obligations; our substantial indebtedness; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs; risks associated with seeking short-term additional financing liquidity; failure to realize the value of intangible or long-lived assets; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; climate change; changes in government regulations in our industry; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration the Merger with Spirit.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed in this

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue’s filings with the Securities and Exchange Commission, or SEC, including but not limited to, JetBlue’s 2022 Annual Report on Form 10-K. In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur. Our forward-looking statements speak only as of the date of this Investor Update. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com